UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party Other than the Registrant  ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12.

National Oilwell Varco, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14-a6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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EXPLANATORY NOTE

This proxy statement supplement, dated May 10, 2016, supplements the definitive proxy statement (the “Proxy Statement”) of National Oilwell Varco, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 11, 2016, relating to the Company’s Annual Meeting of Stockholders to be held on May 18, 2016. The Company is providing this disclosure to supplement the information provided in the Proxy Statement regarding the Company’s Long-Term Incentive Plan (the “Plan”).

As of March 31, 2016, there were approximately 44,408 worldwide employees working for the Company and its affiliates who were eligible to participate in the Plan. Of the approximate 44,408 worldwide employees, approximately 4,568 were temporary employees (the majority of which were non-US employees) and a small subset of this group may be classified by the Company as “consultants”.

This supplement should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.